UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On April 11 and April 15, 2016, Stone Energy Corporation (the “Company”) entered into confidentiality agreements and commenced discussions with legal and financial advisors for a group of holders (the “Noteholders”) of the Company’s 1¾% Senior Convertible Notes due 2017 (the “2017 Notes”) and 7½% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Existing Notes”) regarding the possibility of a potential financing, recapitalization, material asset or equity sale outside of the ordinary course of business, reorganization and/or restructuring transaction for the Company. Subsequent to the dates of the execution of the confidentiality agreements and through early June, the advisors to the Noteholders (i) conducted due diligence on the Company and (ii) engaged in discussions with the Company and its advisors.

On May 5, 2016, the Noteholders entered into confidentiality agreements with the Company (the “NDAs”). Pursuant to the NDAs, a public disclosure of all material non-public information provided to the Noteholders and certain other information (the “Cleansing Materials”) is required prior to the opening of the New York Stock Exchange on June 3, 2016.

Following entry into the NDAs, the Company and the Noteholders engaged in negotiations with respect to a potential recapitalization and restructuring transaction with respect to the Existing Notes. On May 11, 2016, the board of directors of the Company authorized the Company to work with the Noteholders to implement a consensual de-leveraging transaction (the “Transaction”), and on May 12, 2016, the Company provided the Noteholders with a proposal regarding the Transaction (the “Initial Proposal”). Subsequent to the delivery of the Initial Proposal, the Company and the Noteholders continued to negotiate the terms of a proposed Transaction and, in response to a counterproposal submitted by the Noteholders to the Company on May 24, 2016, the Company provided the Noteholders with a revised proposal on May 25, 2016 (the “Company Proposal”), which is attached as Exhibit 99.1 hereto. On May 31, 2016, the Company informed the Noteholders that it would consider revising the Company Proposal to reflect $200 million of the Existing Notes (or new debt) remaining on the Company’s balance sheet. On June 1, 2016, the Noteholders submitted a counterproposal to the Company Proposal (the “Noteholders Proposal”), which is attached as Exhibit 99.2 hereto. In addition to its negotiations with the Noteholders, the Company has engaged in discussions related to the Transaction with the lenders under its revolving credit facility. In connection with those discussions, the Company requested the lenders to provide a forbearance with respect to the next deficiency payment under the Company’s revolving credit facility, which is due in June 2016. The NDAs have terminated without the Company and the Noteholders reaching an agreement on the material terms of the proposed Transaction. The Company continues to analyze various strategic alternatives to address its liquidity and capital structure, including strategic and refinancing alternatives, asset sales and a chapter 11 bankruptcy proceeding. For example, in the course of a limited market test in early 2016 relative to the Company’s Appalachia assets, the Company received indications of interest in the approximate range of $250 million - $400 million subject to a variety of conditions and stipulations. The Company is also discussing with certain vendors the terms of existing contracts in an attempt to renegotiate those contracts given current market conditions.

The descriptions of the Transaction, the Company Proposal and the Noteholders Proposal do not purport to be complete and are qualified in their entirety by reference to the complete text of the Company Proposal and the Noteholders Proposal. The Company Proposal, the Noteholders Proposal and the presentation materials given to the Noteholders, which constitute the Cleansing Materials, are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Form 8-K.

The information in the Cleansing Materials is dependent upon assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Cleansing Materials. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, including risks relating to the Company’s bank credit facility, the Company’s outstanding notes and any restructuring thereof, the Company’s ability to continue as a going concern, any potential chapter 11 bankruptcy proceeding, political and regulatory developments and legislation, including developments and legislation relating to the Company’s operations in the Gulf of Mexico and Appalachia, and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 for more information.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements.  The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Stone Energy Corporation - Proposal dated May 25, 2016
99.2	Noteholders - Proposal dated June 1, 2016
99.3	Stone Energy Corporation - Presentation to Noteholders dated May 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 3, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Stone Energy Corporation - Proposal dated May 25, 2016
99.2	Noteholders - Proposal dated June 1, 2016
99.3	Stone Energy Corporation - Presentation to Noteholders dated May 2016